UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: December 15, 2021
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 15, 2021, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH” and collectively with Earthstone, the “Company”), as buyer, Chisholm Energy Operating, LLC (“OpCo”) and Chisholm Energy Agent, Inc. (“Agent” and collectively with OpCo, “Chisholm”), collectively as seller, entered into a Purchase and Sale Agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, EEH will acquire (the “Chisholm Acquisition”) interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price (the “Purchase Price”) of $410 million in cash and 19,417,476 shares (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, $0.001 par value per share of Earthstone (the “Class A Common Stock”). The cash portion of the Purchase Price is subject to customary purchase price adjustments with an effective date of November 1, 2021. On December 17, 2021, in connection with the Purchase Agreement, EEH deposited $30.5 million in cash into a third-party escrow account as a deposit pursuant to the Purchase Agreement, which will be credited against the purchase price upon closing of the Chisholm Acquisition. At the closing of the Chisholm Acquisition, 4,441,748 of the Shares (the “Escrow Shares”) will be deposited in a stock escrow account for indemnity obligations and 14,975,728 of the Shares (the “Closing Shares”) will be issued to Chisholm.

The Purchase Agreement contains customary representations and warranties for transactions of this nature. The Purchase Agreement also contains customary pre-closing covenants of the parties, including the obligation of Chisholm to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

The Chisholm Acquisition is expected to close in the first quarter of 2022, subject to the satisfaction of several closing conditions, including (i) specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Purchase Agreement, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the Purchase Agreement, (iii) the absence of certain legal matters prohibiting the Chisholm Acquisition, (iv) each counterparty being ready to deliver specified closing deliverables, (v) the Shares being authorized for listing on the New York Stock Exchange, and (vi) the mailing to Earthstone’s stockholders of a written information statement of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing the information specified in Schedule 14C under the Exchange Act concerning the transactions contemplated by the Purchase Agreement, related to the Stock Issuance, which has been approved through written consent as described under Item 5.07 below. The Purchase Agreement provides for an outside termination date of March 17, 2022 (which may be extended to April 19, 2022 in limited circumstances).

In connection with the closing of the Purchase Agreement, Earthstone will also enter into a customary registration rights agreement with OpCo and its equity holders containing provisions by which Earthstone will, among other things, file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) providing for the registration of the Shares and cooperate in certain underwritten offerings thereof.

In connection with the closing of the Purchase Agreement, Earthstone will also enter into a customary lock-up agreement with Chisholm and its equity holders providing that such holders will not transfer, subject to limited exceptions, any of the Closing Shares for 60 days after the closing of the Chisholm Acquisition. Sixty days after the closing of Chisholm Acquisition, approximately 8% of the Closing Shares may be transferred; ninety days after the closing of the Chisholm Acquisition, an additional 42% of the Closing Shares may be transferred; and one hundred twenty days after the closing of the Chisholm Acquisition, the remaining 50% of the Closing Shares may be transferred.

In connection with the closing of the Purchase Agreement, certain affiliates of Warburg Pincus, LLC (“Warburg”), the majority owners of Chisholm, EnCap Investments L.P. (“EnCap”) and Earthstone, will enter into an amendment and restatement (the “Amended and Restated Voting Agreement”) of that certain voting agreement dated January 7, 2021 by and among certain affiliates of Warburg, EnCap and Earthstone (the “Voting Agreement”) providing for the portion of the Shares received by affiliates of Warburg will be included in the Voting Agreement. The Voting Agreement contained provisions that provided certain affiliates of Warburg with the ability to appoint one director to the Board of Directors of Earthstone and the ability to appoint one director will continue in the Amended and Restated Voting Agreement.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing summary description of the Purchase Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The Purchase Agreement is filed herewith to provide readers with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of such agreement only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement, the Chisholm Acquisition and the Shares in Item 1.01 above is incorporated in this Item 3.02 by reference.

Earthstone intends to issue the Shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other applicable exemptions thereunder, as promulgated by the SEC under the Securities Act. Earthstone relied upon representations, warranties, certifications and agreements of Chisholm and its equity holders (as applicable) in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2021, certain affiliates of Warburg (the “Warburg Entities”) and affiliates of EnCap (collectively, the “Majority Stockholders”) delivered to Earthstone an irrevocable written consent approving the Stock Issuance. As of December 15, 2021, the Majority Stockholders held shares of Class A Common Stock and Class B common stock, $0.001 par value per share of Earthstone (the “Class B Common Stock” and with the Class A Common Stock, the “Common Stock”)), representing approximately 55.4% of the voting power of all outstanding shares of Common Stock. Additionally, stockholders holding 56.1% of the voting power of all outstanding disinterested shares of Common Stock (which exclude shares held by affiliates of Warburg and executive management of Earthstone (the “Disinterested Stockholders”)); approved the Stock Issuance. Accordingly, the approval of the Stock Issuance by Earthstone’s stockholders, as required by Section 312.03 of the New York Stock Exchange Listed Company Manual, was effected in accordance with Earthstone’s Third Amended and Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of Earthstone, as amended, and the General Corporation Law of the State of Delaware on December 15, 2021. No further approval of the stockholders of Earthstone is required to approve the Stock Issuance.

Item 7.01 Regulation FD Disclosure.

On December 16, 2021, Earthstone issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

On December 16, 2021, Earthstone provided supplemental information in an investor presentation (the “Presentation Materials”) regarding the Chisholm Acquisition contemplated by the Purchase Agreement. A copy of the Presentation Materials is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*
Purchase and Sale Agreement dated December 15, 2021, by and between Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc., as Seller, and Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC, as Buyer.

99.1	Press Release dated December 16, 2021.
99.2	Presentation Materials dated December 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	December 17, 2021	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration